UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, David S. Hooker, a Class III member of the Board of Directors of Oceaneering International, Inc. (the “Board”) gave written notice to the Board that he will not stand for re-election and that he is retiring and resigning as a member of the Board effective immediately upon the election of Class III directors of the Board at the 2013 annual meeting of shareholders of Oceaneering.

On February 22, 2013, the Compensation Committee of the Board (the “Compensation Committee”) granted awards of restricted stock units and performance units under Oceaneering’s 2010 Incentive Plan (the “Incentive Plan”) to various employees, including each of Oceaneering’s executive officers. The following table sets forth the number of performance units and restricted stock units awarded to Oceaneering’s chief executive officer (“CEO”), and each of the below indicated executive officers of Oceaneering listed as a named executive officer in the “Summary Compensation Table” in Oceaneering’s proxy statement for its 2012 annual meeting of shareholders (the “Named Executive Officers”), as well as to Mr. Knut Eriksen, who is expected to be listed as a named executive officer in Oceaneering’s proxy statement for its 2013 annual meeting of shareholders, and to Mr. Roderick A. Larson, who joined Oceaneering in May 2012 as Senior Vice President and Chief Operating Officer (“COO”).

Name and Position	Number of Performance Units(1)	Number of Restricted Stock Units(2)
M. Kevin McEvoy President and CEO	30,000	30,800
Marvin J. Migura Executive Vice President	15,000	14,000
Roderick A. Larson Senior Vice President and COO	8,100	11,200
Kevin F. Kerins Senior Vice President-ROVs	5,200	6,500
Knut Eriksen Senior Vice President-Subsea Products	4,600	5,800
Clyde W. Hewlettt Senior Vice President-Subsea Projects	5,000	5,800

(1)	The performance units awarded to each employee are scheduled to vest in full on the third anniversary of the award date, subject to: (a) earlier vesting on the employee’s attainment of retirement age or the termination or constructive termination of the employee’s employment in connection with a change of control or due to death or disability, resulting in vesting on a pro-rata basis over three years for each of Messrs. McEvoy, Migura and Kerins (as a result of each of them having attained retirement age) and for Messrs. Hewlett and Eriksen (as a result of them attaining retirement age in October 2014 and December 2015, respectively); and (b) such other terms as are set forth in the applicable award agreement. The number of performance units shown represent units with an initial notional value of $100 and are not equivalent to shares of Oceaneering common stock. The Compensation Committee has approved specific financial goals and performance measures based on cumulative cash flow from operations and a comparison of return on invested capital and cost of capital for the three-year period from January 1, 2013 through December 31, 2015, to be used as the basis for the final value of the performance units under the Incentive Plan. The final value of each performance unit may range from $0 to $150. Upon settlement, the value of the performance units will be payable in cash.

(2)	Restricted stock units awarded to each employee are scheduled to vest in full on the third anniversary of the award date, subject to: (a) earlier vesting on the employee’s attainment of retirement age or the termination or constructive termination of the employee’s employment in connection with a change of control or due to death or disability, resulting in vesting on a pro-rata basis over three years for each of Messrs. McEvoy, Migura and Kerins (as a result of each of them having attained retirement age) and for Messrs. Hewlett and Eriksen (as a result of them attaining retirement age in October 2014 and December 2015, respectively); and (b) such other terms as are set forth in the applicable award agreement. Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of Oceaneering common stock.

In addition, the Board granted awards of 8,000 shares of restricted stock under the Incentive Plan to each of the following nonemployee directors of the Company: T. Jay Collins; Jerold J. DesRoche; D. Michael Hughes; Paul B. Murphy, Jr. and Harris J. Pappas. The Board also granted an award of 4,000 shares of restricted stock under the Incentive Plan to David S. Hooker. As stated above, Mr. Hooker has given the Board written notice of his retirement and resignation as a member of the Board. The restricted stock awards are scheduled to vest in full on the first anniversary of the award date for Messrs. Collins, DesRoche, Hughes, Murphy and Pappas and on the retirement from his position as a director of Oceaneering for Mr. Hooker, provided that such retirement is not before the date of the election of Class III members of the Board at the 2013 annual meeting of shareholders of Oceaneering; provided that all such awards are subject to: (a) earlier vesting on a change of control or the termination of the director’s service due to death; and (b) such other terms as are set forth in the award agreements. The Board also granted awards of 15,000 performance units and 20,000 restricted stock units to John R. Huff, Chairman of the Board.

The performance units awarded to Mr. Huff are scheduled to vest on a pro-rata basis over three years from the award date by reason of Mr. Huff having attained retirement age as of the award date, subject to: (a) earlier vesting by reason of his cessation of service as Chairman for a reason other than his refusal to serve; and (b) such other terms as are set forth in the award agreement. The performance units have the same notional value equivalent as the awards to executive officers described above. The Board approved the same performance goals and measures over the same time period and with the same range of value as described above for Oceaneering’s executive officers. Upon settlement, the value of the performance units will be payable in cash.

The restricted stock units awarded to Mr. Huff are scheduled to vest on a pro-rata basis over three years from the award date by reason of Mr. Huff having attained retirement age as of the award date, subject to: (a) earlier vesting by reason of his cessation as service as Chairman for a reason other than his refusal to serve; and (b) such other terms as are set forth in the award agreement. Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of the Company’s common stock.

The Compensation Committee approved the grant of an aggregate of 262,470 restricted stock units and 147,890 performance units, and the Board approved the grant of an aggregate of 15,000 performance units, 20,000 restricted stock units and 44,000 shares of restricted stock, including the awards referenced in the table and the discussion above. Those awards were made to a total of 371 Incentive Plan participants.

In addition, the Compensation Committee approved: (1) the form of 2013 Restricted Stock Unit Agreement that will govern the terms and conditions of restricted stock unit awards made to Oceaneering’s executive officers and other employees; and (2) the form of 2013 Performance Unit Agreement and 2013 Performance Award: Goals and Measures that will govern the terms and conditions of performance unit awards made to Oceaneering’s executive officers and other employees. The Board approved: (1) the forms of 2013 Nonemployee Director Restricted Stock Agreement that will govern the terms and conditions of restricted stock awards made to Messrs. Collins, DesRoche, Hooker, Hughes, Murphy and Pappas; and (2) the forms of 2013 Chairman Restricted Stock Unit Agreement, 2013 Chairman Performance Unit Agreement and 2013 Performance Award: Goals and Measures that will govern the terms and conditions of the awards of restricted stock units and performance units to Mr. Huff. As provided in the 2013 Chairman Restricted Stock Unit and Performance Unit Agreements, Mr. Huff is not eligible in 2013 for any retainers or meeting fees applicable to nonemployee directors.

The foregoing descriptions of the awards under the Incentive Plan are not complete and are qualified by reference to the complete agreements, which are attached as exhibits to this report and incorporated by reference into this Item.

On February 22, 2013, the Compensation Committee approved bonuses under the Incentive Plan to various employees, including Named Executive Officers, as well as to Messrs. Eriksen and Larson. The Committee previously established performance goals for calendar year 2012 with respect to achievement of net income by Oceaneering in calendar year 2012 under the Incentive Plan (the “2012 Cash Bonus Award Program”). The Committee determined the attainment of such performance goals was 0.9% more than the target performance goal for 2012. The Committee awarded bonuses under the 2012 Cash Bonus Award Program to the Named Executive Officers and to Messrs. Eriksen and Larson. In addition, the Committee approved an additional merit bonus to the indicated individuals based on Oceaneering’s achievement in 2012 of the highest net income in its history.

The following table summarizes these cash bonuses under the 2012 Cash Bonus Award Program and the additional merit cash bonuses to be paid:

Name and Position	2012 Cash Bonus Award Program Amount	Additional Merit Bonus Amount	Total
M. Kevin McEvoy President and CEO	$790,000	$10,000	$800,000
Marvin J. Migura Executive President	$476,000	$49,000	$525,000
Roderick A. Larson Senior Vice President and COO	$405,000	$95,000	$500,000
Kevin F. Kerins Senior Vice President - ROVs	$211,000	—	$211,000
Knut Eriksen Senior Vice President – Subsea Products	$211,000	$4,000	$215,000
Clyde W. Hewlett Senior Vice President - Subsea Projects	$170,000	$30,000	$200,000
George R. Haubenreich, Jr. Senior Vice President and Senior Counsel, and former General Counsel and Secretary[1]	$85,050	—	$85,050

On February 22, 2013, the Compensation Committee of the Board approved increases in the annual base salary for the indicated individuals to the following amounts, effective January 1, 2013:

Name
M. Kevin McEvoy	$680,000
Marvin J. Migura	$525,000
Roderick A. Larson	$525,000
Kevin F. Kerins	$340,000
Knut Eriksen	$340,000
Clyde W. Hewlett	$325,000

[1]	Mr. Haubenreich retired from his position as General Counsel and Secretary effective January 1, 2012. Mr. Haubenreich subsequently serves as Senior Vice President and Senior Counsel.

On February 22, 2013, the Compensation Committee approved a performance-based 2013 Cash Bonus Award Program under the Incentive Plan, with any payments to be made no later than March 15, 2014. Bonuses under this program for executive officers will be determined by the level of achievement of net income for calendar year 2013 compared to the planned amount recommended by Oceaneering’s management and approved by the Committee. Under this program, the maximum possible bonuses for the indicated individuals, as a percentage of each such officer’s base salary for 2013, are as follows:

Name	2013 Base Salary	Maximum Bonus as a Percentage of Base Salary
M. Kevin McEvoy	$680,000	195%
Marvin J. Migura	$525,000	163%
Roderick A. Larson	$525,000	130%
Kevin F. Kerins	$340,000	104%
Knut Eriksen	$340,000	104%
Clyde W. Hewlett	$325,000	91%

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of 2013 Restricted Stock Unit Agreement

10.2	Form of 2013 Performance Unit Agreement

10.3	Form of 2013 Chairman Restricted Stock Unit Agreement

10.4	Form of 2013 Chairman Performance Unit Agreement

10.5	2013 Performance Award: Goals and Measures, relating to the form of 2013 Performance Unit Agreement and 2013 Chairman Performance Unit Agreement

10.6	Form of 2013 Nonemployee Director Restricted Stock Agreement for Messrs. Collins, DesRoche, Hughes, Murphy and Pappas

10.7	Form of 2013 Nonemployee Director Restricted Stock Agreement for Mr. Hooker

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ David K. Lawrence
David K. Lawrence
Vice President, General Counsel and Secretary

Date: February 26, 2013

EXHIBIT INDEX

No.	Description

10.1	Form of 2013 Restricted Stock Unit Agreement

10.2	Form of 2013 Performance Unit Agreement

10.3	Form of 2013 Chairman Restricted Stock Unit Agreement

10.4	Form of 2013 Chairman Performance Unit Agreement

10.5	2013 Performance Award: Goals and Measures, relating to the form of 2013 Performance Unit Agreement and 2013 Chairman Performance Unit Agreement

10.6	Form of 2013 Nonemployee Director Restricted Stock Agreement for Messrs. Collins, DesRoche, Hughes, Murphy and Pappas

10.7	Form of 2013 Nonemployee Director Restricted Stock Agreement for Mr. Hooker